McGLADREY & PULLEN, LLP

                  Certifled Public Accountants and Consultants

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the May 17, l996 Registration Statement on Form S-8 of our report dated March 15, 1996, which appears on page F-2 of the annual report on Form 1O-KSB of LottoWorld, lnc for the year ended December 31, 1995.

                                             /s/ McGladrey & Pullen, LLP

Naples, Florida
May 17, 1996